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MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
17a-7  (Port TRADES WITH  AFFILIATES)


FOR THE PERIOD  JANUARY 1, 2000 TO APRIL 30, 2000

TRANSACTION			SHARES/	LOCAL	     US $
DATE	SECURITY		PAR	PRICE	CU   VALUE   SELLER			 BUYER

ACTIVE Int. ALLOCATION PORTFOLIO
01/07/00 Prima Immobiliaria	8,950 	8.5800  EU  79,223  Ducato Gestioni Real Estate Active Int. Allocation Port

ASIAN EQUITY PORTFOLIO
04/27/00 ASE Test		2,700 	28.5000	TA   76,950 Asian Eq. Port		Asia-Pacific  Inc
04/27/00 Gigamedia Ltd.		600 	28.0000	TA   16,800 Asian Eq. Port		Emerging Markets Port**						ERGING MARKETS DEBT PORTFOLIO
03/21/00 Peru - PDI Ser-Stbond100,000 	70.50   PE   70,500 Emerg Mkts Debt Port	MS  Emerging Markets Debt

Eur. EQUITY PORTFOLIO
01/06/00 CIE Financiere Richemont  35 	3,790.00SX   85,333 Eur. Eq. Port	        NAF Global Eq.
01/26/00 SSL Int. PLC	       17,600 	6.6350 	UK  192,460 Int. Small Cap Port	        Eur. Eq. Port

Eur. REAL ESTATE PORTFOLIO
01/12/00 Compagnie Fonciere Klep. 800 	98.15   EU   80,281 Eur. Real Estate Port	Global Small Cap**
01/12/00 Fonciere Lyonnaise     1,155 	122.50  EU  145,634 Eur. Real Estate Port	**  Global Small Cap
02/14/00 Rodamco Continental Eur  140 	40.75 	EU    5,571 Eur. Real Estate Port	North American  Real Estate
03/07/00 Inmobiliaria Colonial 	1,810 	12.75   EU   22,066 Global Small Cap** 	        Eur. Real Estate Port
03/07/00 Hammerson PLC	       24,650 	 3.50 	UK  136,046 Eur. Real Estate Port	Global Small Cap**

Int. EQUITY PORTFOLIO
01/06/00 Buhrmann NV		  340 	16.95 	EU    5,932 Int. Eq. Port	     Coutts Global Small Cap
01/06/00 Buhrmann NV		9,010 	16.9500 EU  157,662 Int. Eq. Port	     Int. Small Cap Port
01/06/00 Buhrmann NV	       95,490 	16.9500 EU1,670,922 Int. Eq. Port	     Int. Small Cap Port
03/23/00 Potash Corp-Saskatchewan11,400 73.5500 CD  569,342 Howard Hughes Med. Inst.  Int. Small Cap Port
03/23/00 Potash Corp-Saskatchewan4,600 	73.5500 CD  229,735 Howard Hughes Med. Inst.  Int. Small Cap Port

Int. MAGNUM PORTFOLIO
01/27/00 Total Finance SA	   600 	131.30  EU   77,945 Int. Magnum Port      Gyllenberg & Van Kampen Eur. Eq.
01/27/00 Total Finance SA	    70 	131.30 	EU    9,094 Int. Magnum Port      Gyllenberg & Van Kampen Eur. Eq.
02/28/00 Telestra Corp. 	32,200 	  7.60 	AU  149,695 Int. Magnum Port      Pacific Mutual  Magnum
02/28/00 Brambles Industries 	 1,900   40.88 	AU   47,511 Int. Magnum Port      Pacific Mutual  Magnum
02/28/00 Lend Lease Corp.Ltd.	 4,750   21.20 	AU   61,598 Int. Magnum Port      Pacific Mutual  Magnum
02/28/00 Coca-Cola Amatil	13,200    3.28 	AU   26,484 Int. Magnum Port      Pacific Mutual  Magnum
02/28/00 AMP Ltd.	         3,900   14.27  AU   34,045 Int. Magnum Port      Pacific Mutual  Magnum
02/28/00 Broken Hill Prorietary 10,500 	 16.12 	AU  103,536 Int. Magnum Port      Pacific Mutual  Magnum
02/28/00 News Corp. 	        17,400 	 23.40 	AU  249,060 Int. Magnum Port      Pacific Mutual  Magnum
02/28/00 Qantas Airways	         3,000    3.58  AU    6,570 Int. Magnum Port      New England Zenith
04/17/00 Nordic Baltic Holdings	   520 	 56.50  SW    3,370 Int. Magnum Port      Variable Eur. Growth**
04/17/00 Nordic Baltic Holdings	14,080 	56.5000 SW   91,240 Int. Magnum Port      European Growth**

Int. SMALL CAP PORTFOLIO
01/06/00 Buhrmann NV		 9,010 	16.9500 EU  157,662 Int. Equity Port       Int. Small Cap Fund**
01/06/00 Buhrmann NV		95,490 	16.9500 EU1,670,922 Int. Equity Port       Int. Small Cap Port
01/19/00 Matthews (Bernard) PLC	68,195 	1.2250 	UK  138,032 Bireley's Orange Japan Int. Small Cap Port
01/26/00 SSL Int. PLC		 2,000 	6.6350 	UK   21,718 Int. Small Cap Port    Coutts Global Small Cap Fund
01/26/00 SSL Int. PLC		 1,500 	6.6350 	UK   16,289 Int. Small Cap Port    New England Zenith Fund Int'l Magnum
01/26/00 SSL Int. PLC		24,660 	6.6350 	UK  266,443 Int. Small Cap Port    Pacific Select Fund Int'l Magnum
01/26/00 SSL Int. PLC		 3,700 	6.6350 	UK   40,178 Int. Small Cap Port    Stichting Eur. Equity Fund
01/26/00 SSL Int. PLC		 2,200 	6.6350 	UK   23,890 Int. Small Cap Port    Van Kampen Eur. Equity Fund
01/26/00 SSL Int. PLC		 5,700 	6.6350 	UK   61,896 Int. Small Cap Port    Kreissparkasse Hildesheim Eur. Eqty
01/26/00 SSL Int. PLC		17,600 	6.6350 	UK   92,460 Int. Small Cap Port    Eur. Equity Port
03/06/00 WuerttMetallwarenfabrik 1,720 12.0100 	EU   19,785 Int. Small Cap Port    Global Small Cap Port**
03/07/00 Amadeus Global Travel	 9,760 14.4800  EU   35,764 Int. Small Cap Port    Coutts Global Small Cap Fund
03/08/00 WuerttMetallwarenfabrik 2,240 12.4500  EU   26,711 Int. Small Cap Port    Coutts Global Small Cap Fund
03/08/00 Kone OY B		   840 56.0000  EU   45,055 Int. Small Cap Port    Coutts Global Small Cap Fund
03/09/00 WuerttMetallwarenfabrik 1,620 12.1000 	EU   18,982 Int. Small Cap Port    Coutts Global Small Cap Fund
03/09/00 Hankyu Realty	        20,000 350.00 	JN   65,749 Int. Small Cap Port    Coutts Global Small Cap Fund
03/10/00 WuerttMetallwarenfabrik 2,640 12.2000 	EU   31,115 Int. Small Cap Port    Coutts Global Small Cap Fund
03/10/00 ALGECO		           270 66.0000 	EU   17,215 Global Small Cap**     Int. Small Cap Port
03/10/00 Ausdoc Group		12,770 	2.6500 	AU   20,875 Global Small Cap**     Int. Small Cap Port
03/10/00 Maezawa Kasei Ind.      6,000 	1,370	JN   77,357 Global Small Cap**     Int. Small Cap Port
03/21/00 Bernard Matthews Plc	30,000 	1.2550 	UK   59,268 Bireley's Orange Japan Int. Small Cap Port

U.S. REAL ESTATE PORTFOLIO
03/03/00 Pacific Gulf Prop.     95,000 19.8125 	US   1,882,188 Van Kampen LIT-RE   U.S. Real Estate Port



FOR THE PERIOD  MAY 1, 2000 TO JULY 31, 2000

ACTIVE Int. ALLOCATION PORTFOLIO
07/07/00 Grantchester		 7,600 	1.6850 	UK  19,397 Active Int. Allocation  Stichting Pensioenfonds Buhrmann

ASIAN EQUITY PORTFOLIO
06/07/00 BEC World PLC		  200  230.00 	TH   1,180  Asian Equity Port      Emerging Markets Equity Fund**
06/07/00 Advanced Info Service	  600  420.00	TH   7,539  Van Kampen Asian Gwth  Asian Equity Port
06/29/00 Hong Kong Land Hldgs   1,000    1.61  	US   1,610  Asian Equity Port      Leopard Account

ASIAN REAL ESTATE PORTFOLIO
05/11/00 Mitsui Fundosan Co. Ltd.1,000 1,100.00 JN  10,162  Asian Real Estate Fund**  Asian Real Estate Port

Eur. EQUITY PORTFOLIO
06/29/00 Philips Electronics	   600 	49.08 	EU  28,008  Eur. Equity Port   Kreissparkasse Hildesheim - Euro

Int. MAGNUM PORTFOLIOFOLIO
05/05/00 AMP Ltd.		   950  15.30 	AU  8,628  Pacific Mutual Magnum  Int. Magnum Port
05/05/00 AMP Ltd.		   100  15.30 	AU    908  Mannheim Trust	        Int. Magnum Port
05/05/00 AMP Ltd.		   200  15.30 	AU  1,816  Ronald Family Trust    Active Int. Magnum Port
05/05/00 Brambles Ind. Ltd.       200   49.79 	AU  5,910  New England Zenith     Int'l Magnum	 Int. Magnum Port
05/05/00 Telstra Corp.Ltd.	1,150 	 6.95 	AU  4,744  Pacific Mutual Magnum  Int. Magnum Port
05/05/00 Fosters Brewing Corp.	2,200 	 4.38	AU  5,720  Int. Magnum Port	  Van Kampen Int. Magnum Fund
05/05/00 News Corp. Ltd.	8,400 	21.20	AU 105,708 Pacific Mutual Magnum  Int. Magnum Port
05/08/00 City Developments	3,000 	 7.50 	SD  13,059 Int. Magnum Port	  Van Kampen Int. Magnum Fund
05/08/00 Sembawang Marine	1,000 	11.0000 SD   6,385 Int. Magnum Port	  Van Kampen Int. Magnum Fund
05/08/00 Singapore Press Hldg.	1,000 	30.70 	SD  17,819 Van Kampen Int. Magnum Int. Magnum Port
05/08/00 Untited Overseas Bank	2,000 	11.7000 SD  13,582 Pacific Mutual Magnum  Int. Magnum Port

Int. SMALL CAP PORTFOLIOFOLIO
06/14/00 Europeene D'Extincteur	9,312 	29.4900 EU 263,393 Int. Small Cap Port	Coutts
07/05/00 Marseille Kliniken AG	1,329 	8.7000 	EU  11,038 Int. Small Cap Port	Global Small Cap Fund**
07/05/00 Marseille Kliniken AG	7,746 	8.7000 	EU  64,334 Int. Small Cap Port	Kodak
07/05/00 Marseille Kliniken AG	985 	8.7000 	EU   8,181 Int. Small Cap Port	Mannheim Int. Small Cap
07/06/00 Hankyu  Realty 	17,000 	395.00 	JN  62,512 Int. Small Cap Port	Coutts
07/06/00 HIS Co			1,600 	5,600 	JN  83,411 Int. Small Cap Port	Coutts
07/06/00 Hitachi Cable		5,000 	1,340 	JN  59,877 Int. Small Cap Port	Coutts
07/06/00 Hitachi Cable		1,000 	1,340 	JN  14,969 Int. Small Cap Port	Global Small Cap Fund**
07/06/00 Nitta Corp		4,300 	1,290 	JN  51,638 Int. Small Cap Port	Global Small Cap Fund
07/06/00 Toc Co			4,000 	745     JN  27,742 Int. Small Cap Port	Global Small Cap Fund**
07/06/00 Osaki Electric		8,000 	631	JN  46,993 Int. Small Cap Port	Global Small Cap Fund**
07/06/00 Pacific Metals		40,000 	319 	JN 118,786 Int. Small Cap Port	Global Small Cap Fund**
07/06/00 Rapala Normark		6,440 	6.00 	EU  36,795 Int. Small Cap Port	Global Small Cap Fund**
07/06/00 Rapala Normark		2,000 	6.0000 	EU  11,427 Int. Small Cap Port	Van Kampen Global Franchise Fund
07/06/00 Rapala Normark		22,960 	6.0000 	EU 131,183 Int. Small Cap Port	Coutts
07/07/00 Green Property		24,200 	6.1100 	EU 140,202 Int. Small Cap Port	Stichting Pensioenfonds Buhrmann
07/12/00 Green Property		9,300 	6.1500 	EU  53,771 Int. Small Cap Port	Int. Fund Eur. Real Estate Port**


FOR THE PERIOD  AUGUST 1, 2000 TO OCTOBER 31, 2000

ASIAN REAL ESTATE PORTFOLIO
08/30/00 Mirvac			  100	3.6780 	AU     212 Asian Real Estate Port  Ducato
09/07/00 Cheung Kong	        1,000 102.0000 	HK  13,079 Asian Real Estate Port  Buhrmann SP Stichting
											 Pensioenfonds-KNP
9/14/00	Westfield Holdings Ltd.	  550	2.57 	AU   3,797 Asian Real Estate Port  Asian Real Estate Fund

Int. SMALL CAP PORTFOLIO
8/16/00	Sartorious		22,200	9.9900 	EU 202,705 Int. Small cap Port	    Coutts
9/14/00	Matthews (Bernard) PLC	29,600	1.4575 	UK  60,645 Manufacturers Inv. Trust Int. Small Cap Port

U.S. REAL ESTATE PORTFOLIO
8/30/00	Pacific Gulf Prop Inc.	19,900 27.0625 	US 538,544 Van Kampen Lit Reit	  U.S,  Real Estate Port
8/30/00	Great Lakes Reit Inc.	27,900 18.8750 	US 523,125 Van Kampen Lit Reit	  U.S,  Real Estate Port

FOCUS EQUITY PORTFOLIO
8/14/00	Genaissance Pharm  	 4,600 14.0000 	US  64,398 Focus Equity	 	  Emerging Growth Stock Fund
							   Michael McCarthy
							   Global Technology Fund
							   Tellinovation

TECHNOLOGY PORTFOLIO
8/14/00	 Genaissance Pharm       4,700 14.00 	US  65,800 Van Kampen Focus Equity Technology Port
10/19/00 Saga Systems Inc.	20,900	4.9375 	US 103,194 Technology Port         Small Company Growth Port

SMALL COMPANY GROWTH PORTFOLIO
8/14/00	Genaissance Pharma     	 5,600 14.00 	US  78,400 Van Kampen Focus Equity Small Company Growth Port



FOR THE PERIOD  NOVEMBER 1, 2000 TO DECEMBER 31, 2000

ASIAN EQUITY PORTFOLIO
11/2/00	DBS Group		 2,000 	20.70 	SD  23,759  VKSF Asian Growth Fund  Asian Equity Port
11/2/00	Singapore Press		 5,000 	25.75 	SD  73,745  VKSF Asian Growth Fund  Asian Equity Port
11/2/00	DBS Group		 6,000 	20.70 	SD  71,277  Asian Equity Fund**	    Asian Equity Port

EMERGING MARKETS PORTFOLIO
11/30/00 ASE Test Limited	2,000 	10.7500 US  21,500  Emerging Markets Port   Emerging Markets Offshore Fund


EMERGING MARKETS DEBT PORTFOLIOFOLIO
11/29/00 Bulgaria Discount A 100,000 	73.2500 BU 73,250   Emerging Markets Debt  UIF Emerging Markets Debt Port
11/29/00 Russia Ser. Regs    100,000 	82.8125 SU 82,813   Emerging Markets Debt  UIF Emerging Markets Debt Port
11/29/00 Republic Of Korea   100,000 	104.56  KO 104,563  Emerging Markets Debt  UIF Emerging Markets Debt Port
11/29/00 Mexico Dis Note,A   250,000    102.8125ME 257,031  Emerging Markets Debt  UIF Emerging Markets Debt Port
11/29/00 Rep. Of Philippines 100,000    77.6250 PH  77,625  Emerging Markets Debt  UIF Emerging Markets Debt Port
12/27/00 Argentina Global BD  20,000 	89.5000	AR  17,900  Global Opportunity Bond Emerging Markets Debt Port
12/27/00 Rep. Of Argentina    20,000 	90.5000 AR  18,100  Global Opportunity Bond Emerging Markets Debt Port

EQUITY GROWTH PORTFOLIO
12/12/00 Optical Communicat   63,000 	14.3750 US 905,625  Equity Growth Port	    Technology Fund


TECHNOLOGY PORTFOLIOFOLIO
11/28/00 Resonate Inc.	       1,400 	18.3750	US  25,725    Uni. of Penn Med Center Technology Port
12/12/00 Optical Communicat.  15,500 	14.3750	US 222,813    Growth Fund	      Technology Port
12/27/00 CV Therapeutics Inc,  7,400 	70.0000 US 518,000    Technology Port	      Technology Fund
12/27/00 Transwitch Corp.     29,700 	46.7500 US 1,388,475  Technology Port	      Technology Fund
12/27/00 Harvard Biosciences Inc.300 	 9.5000 US 2,850      Technology Port	      SunAmerica Ser Trust-Tech. Port
12/27/00 Harvard Biosciences Inc.1,100 	 9.5000 US10,450      Technology Port	      Global Tech. Fund

* All Transactions were completed in accordance with Rule 17a-7 and Board-approved Rule 17a-7 procedures.
* Morgan Stanley Dean Witter Institutional Funds, Inc. ("")
  The Universal Institutional Funds, Inc. ("UIF")
  Van Kampen Series Fund, Inc. ("VKSF")
Unless  indicated otherwise, all funds are Morgan Stanley Dean Witter Institutional Funds
** - Morgan Stanley Dean Witter Institutional Funds




CU - Currency
AU - Australia
EU - Eur. Monetary Unit
NG - New Zealand
SD - Singapore Dollar
SX -Swiss Franc
TH - Thailand Baht
UK -British Pound
US - United States
NO -Norwegian Krona
DE- Danish Krone
FR - French Franc
IV -Italian Lira
NF -Netherlands Guilder
IT- Irish Punts
FI  -Finnish Markka
SP- Spanish Peseta
JN -Japanese Yen
HK  - Hong Kong Dollars
EU - Eur. Monetary Unit
NG - New Zealand
SD - Singapore Dollar
SX -Swiss Franc
TH - Thailand Baht
UK -British Pound
US - United States
ITL - Italian Lira
SW - Sweedish Krona
NG - Netherlands Guilder
IS - Israeli Shekels
HK$ - Hong Kong Dollar
L - British Pound Sterling
$ -United States Dollar
AU - Australian Dollar
DK - Danish Krona
FM - Finnish Mark
AP - Argentinian Peso
MP - Mexican Peso
PKR -Pakistan Rupee
SD - Singapore Dollar
US  - United States Dollar
AR - Argentinian Peso
ME - Mexican Peso
BU - Bulgarian Lev
SU- Russian Ruble
PH - Philippines Peso
KO - North Korean Won
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